Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187943) of Manning & Napier, Inc. of our report dated March 13, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Rochester, NY
March 13, 2020